SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2004

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

0-20288	91-1422237
(Commission File Number)	IRS Employer Identification No.

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

Item 5. OTHER EVENTS

On June 1, 2004, we issued a press release announcing that Andy McDonald has been named Chief Credit Officer for Columbia Bank. Mr. McDonald’s main areas of responsibility will be credit administration, special credits, and compliance and loan operations. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial statements. – not applicable

(b)	Pro forma financial information. – not applicable

(c)	Exhibits.

99.1	Press Release dated June 1, 2004 announcing appointment of Andy McDonald as Chief Credit Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2004	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Melanie J. Dressel
Melanie J. Dressel
Chief Executive Officer

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